                                                                    Exhibit 99.1

For Release:   Immediately

Contact:       John D. Swift, Chief Financial Officer


          MOHAWK INDUSTRIES, INC. ANNOUNCES RECORD THIRD QUARTER NET EARNINGS AND SALES INCLUDING A 21% INCREASE IN EARNINGS PER SHARE

Calhoun, Georgia, October 15, 2001 - Mohawk Industries, Inc. (NYSE:MHK) today announced record net earnings and diluted earnings per share (EPS) for the third quarter of $1.05 per share (21% above last year) or $55,727,000 (20% above last year) in net earnings. This compares to EPS of $0.87 per share or $46,408,000 in net earnings for the third quarter of 2000 before a pre-tax charge of $7,000,000 related to an antitrust litigation settlement. After the pre-tax charge, EPS was $0.79 per share or $42,137,000 in net earnings. This improvement in EPS was the result of increased sales, reduced interest costs, and an adjustment to reduce the effective income tax rate for tax credits. Net sales for the quarter increased 4% to a record $869,666,000 compared to $838,514,000 for the third quarter of 2000. The sales increase was attributable to the sales growth in soft non-carpet products and hard surface products offset by a small reduction in carpet sales.

EPS for the first nine months of 2001 was $2.44 (5% above last year) or $129,399,000 (1% above last year) in net earnings. Both were records for Mohawk. This compares to EPS of $2.33 or $127,584,000 in net earnings for the first nine months of 2000 before the pre-tax charge of $7,000,000. After the pre-tax charge, EPS was $2.26 per share or $123,337,000 in net earnings. This improvement in EPS was attributable to reduced interest costs, an adjustment to reduce the effective income tax rate for tax credits, and a reduced number of diluted shares outstanding. Net sales for the first nine months of 2001 were $2,441,697,000 representing a 1% decrease from the first nine months 2000 sales of $2,456,405,000.

In commenting on the third quarter performance, Jeffrey S. Lorberbaum, President and CEO, stated, "Although we are very pleased with our financial results this quarter, it is tempered by the tragedy that occurred on September 11, 2001. We at Mohawk extend our deepest sympathy to all those affected by this tragedy. We also want to offer thanks to the police, firefighters and emergency workers for their efforts over the last month. Our complete support is with our armed forces as they pursue the terrorists who planned and committed these terrible acts!

During the third quarter, we experienced strong sales growth of our soft non-carpet products. Additionally, our hard surface product categories continued to grow according to plan. We are pleased with our progress in the hard surface product roll out and look forward to continued significant long-term growth in this area. The assimilation of Crown Crafts into our Company was completed during the first half of 2001, and we are now seeing the positive results of this acquisition as well as strong sales growth in other soft non-carpet products. Continued emphasis has been placed on cost control in all areas of our business. Improvements in productivity and waste reduction along with favorable energy and material costs continued to help offset unfavorable volume variances as we reduced inventories by over $40 million for the quarter. Selling, general and administrative costs for the quarter have been held to a level consistent with last year before the $7,000,000 pre-tax charge. We have also been able to reduce income tax expense through tax credits.

Before September 11, we were in a weak economy that was beginning to show some signs of recovery. Since September 11, there is much uncertainty in the economy. There are a number of factors affecting our business currently. Lower consumer confidence, reduced corporate expenditures and the threat of terrorism are all having a negative impact while lower interest rates and reduced oil prices are positively helping the industry. In addition, we believe there are several positive factors influencing Mohawk as we continue through this downturn. Mohawk's strong financial position (debt-to-total capital ratio of 34%), efficient and extensive distribution network, and diversified new product offerings are benefiting us positively and position Mohawk to take advantage of the growth opportunities that will arise as the economy recovers."

At this time, we anticipate that the fourth quarter of 2001 earnings per share will be in line with last year but because of current economic conditions, we believe it is too early to forecast 2002.

We were honored to be voted "Best Overall Carpet Manufacturer" by floorcovering retailers in the Floor Covering News Award of Excellence as part of Surfaces
                 -------------------
2001.  In addition, the Home Furnishing News biannual survey of consumer brand
                        --------------------
preferences reported that Mohawk brands attained the top three positions for broadloom and the number two and three rating for rugs.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, new products and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Those statements are based on assumptions regarding the Company's ability to maintain its sales growth and gross margins and to control costs. These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate. Forward-looking statements involve a number of risks and
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uncertainties. The following important factors affect the future results of
Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers, raw material prices, timing and level of capital expenditures, the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time, the successful introduction of new products, the successful rationalization of existing operations, and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Harbinger," "Helios," "Horizon," "Image," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve." Mohawk offers a broad line of area and washable rugs branded by Karastan, Aladdin, Newmark & James and American Rug Craftsmen and decorative throw blankets, placemats, pillows and chairpads branded by American Weavers. Mohawk also offers a complete laminate product line and distributes carpet padding and ceramic tile. The Company markets its products primarily through retailers and dealers.



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           There will be a conference call Tuesday, October 16, 2001
           ---------------------------------------------------------
                           at 11:00 AM Eastern Time
                           ------------------------
                The telephone number to call is 1-800-603-9255.
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

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Earnings Data                        Three Months Ended                        Nine Months Ended
                                                     --------------------------------------  --------------------------------------
(Amounts in thousands, except per share data)        September 29, 2001  September 30, 2000  September 29, 2001  September 30, 2000
                                                     ------------------  ------------------  ------------------  ------------------
Net sales                                                $   869,666             838,514           2,441,697           2,456,405
Cost of sales                                                649,023             624,294           1,826,309           1,835,740
-------------------------------------------------------------------------------------------  --------------------------------------
    Gross profit                                             220,643             214,220             615,388             620,665
Selling, general and administrative expenses                 128,235             127,151             385,814             378,979
Class action legal settlement                                      -               7,000                   -               7,000
-------------------------------------------------------------------------------------------  --------------------------------------
    Operating income                                          92,408              80,069             229,574             234,686
Interest expense                                               6,869              10,173              24,053              28,587
Other expense, net                                             1,051                 846               4,094               2,834
-------------------------------------------------------------------------------------------  --------------------------------------
    Earnings before income taxes                              84,488              69,050             201,427             203,265
Income taxes                                                  28,761              26,913              72,028              79,928
-------------------------------------------------------------------------------------------  --------------------------------------
    Net earnings                                         $    55,727              42,137             129,399             123,337
-------------------------------------------------------------------------------------------  --------------------------------------
Basic earnings per share                                 $      1.06                0.79                2.47                2.28
-------------------------------------------------------------------------------------------  --------------------------------------
Weighted-average common shares outstanding                    52,412              53,097              52,347              54,181
-------------------------------------------------------------------------------------------  --------------------------------------
Diluted earnings per share                               $      1.05                0.79                2.44                2.26
-------------------------------------------------------------------------------------------  --------------------------------------
Weighted-average common and dilutive potential
    common shares outstanding                                 53,211              53,634              53,021              54,689
-------------------------------------------------------------------------------------------  --------------------------------------

Other Financial Information
(Amounts in thousands)

Depreciation & amortization                              $    20,677              19,592              62,696              61,411
-------------------------------------------------------------------------------------------  --------------------------------------
Capital expenditures                                     $    14,306              18,696              40,953              53,538
-------------------------------------------------------------------------------------------  --------------------------------------

Consolidated Balance Sheet Data
(Amounts in thousands)
                                                                                             September 29, 2001  September 30, 2000
                                                                                             ------------------  ------------------
ASSETS
Current assets:
    Receivables                                                                                  $   432,651             394,896
    Inventories                                                                                      576,218             592,828
    Prepaid expenses                                                                                  13,337              16,091
    Deferred income taxes                                                                             66,474              76,628
-----------------------------------------------------------------------------------------------------------------------------------
        Total current assets                                                                       1,088,680           1,080,443
Property, plant and equipment, net                                                                   630,049             622,872
Other assets                                                                                         115,800             119,544
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 $ 1,834,529           1,822,859
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt                                                            $   238,215              33,874
    Accounts payable and accrued expenses                                                            412,075             411,540
-----------------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                                    650,290             445,414
Long-term debt, less current portion                                                                 219,571             592,747
Deferred income taxes and other long-term liabilities                                                 80,614              54,375
-----------------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                                            950,475           1,092,536
-----------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                           884,054             730,323
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 $ 1,834,529           1,822,859
-----------------------------------------------------------------------------------------------------------------------------------


 Dates for Future Press Releases and Conference Calls:
--------------------------------------------------------------------------------
                  Press Release    Conference call

 3rd Qtr. 2001    October 15       October 16        11:00 a.m. (800-603-9255)
 4th Qtr. 2001    February 7       February 8        11:00 a.m.       "
 1st Qtr. 2001    April 15         April 16          11:00 a.m.       "
 2nd Qtr. 2001    July 15          July 16           11:00 a.m.       "
 3rd Qtr. 2001    October 14       October 15        11:00 a.m.       "

Conference call replay is (800) 642-1687 and is available for five days after the conference call.
Enter conference ID number 2088971.

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